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                                                           EXHIBIT 22(d)(xvi)(b)

                                 AMENDMENT NO. 1
                                       TO
                             SUB-ADVISORY AGREEMENT
                                      AMONG
                             WT INVESTMENT TRUST I,
                      RODNEY SQUARE MANAGEMENT CORPORATION
                                       AND
                       PARAMETRIC PORTFOLIO ASSOCIATES LLC

            This Amendment No. 1 to the sub-advisory agreement dated January 27, 2004 (the "Agreement") among WT Investment Trust I (the "Fund"), on behalf of Large Cap Quantitative Series, Mid Cap Quantitative Series and Small Cap Quantitative Series (the "Series") each series of the Trust, Rodney Square Management Corporation (the "Adviser") and Parametric Portfolio Associates LLC (the "Sub-Adviser) is made and entered into as of the 28th day of March 2005.

            WHEREAS, the Fund, the Adviser and the Sub-Adviser have entered into the Agreement on behalf of the Series; and

            WHEREAS, the Fund, the Adviser and the Sub-Adviser desire to amend the Agreement to avail themselves of a new exemptive rule promulgated by the Securities and Exchange Commission under the Investment Company Act of 1940 (the "1940 Act") and certain changes to other exemptive rules under the 1940 Act;

            NOW, THEREFORE, pursuant to Section 19 of the Agreement, and intending to be legally bound hereby, the parties hereto hereby amend the Agreement as follows:

            (1) Section 7.c. of the Agreement, is hereby deleted in its entirety and replaced with the following:

                  The Sub-Adviser agrees that it will not execute any portfolio transactions for the Series Account with a broker or dealer which is (i) an affiliated person of the Fund, including the Adviser or any sub-adviser for any Series of the Fund; (ii) a principal underwriter of the Fund's shares; or (iii) an affiliated person of such an affiliated person or principal underwriter, unless such transactions are (x) exempt under Rules 10f-3(b) or 17a-10, (y) executed in accordance with Rule 17e-1 of the 1940 Act and the Fund's Rule 17e-1 procedures, as adopted in accordance with Rule 17e-1 or (z) executed in accordance with Rule 10f-3(c) of the 1940 and the Fund's Rule 10f-3(c) procedures, as adopted in accordance with Rule 10f-3. The Adviser agrees that it will provide the Sub-Adviser with a list of such brokers and dealers.

            (2) The Agreement is hereby amended to add a new Section 7.d., to read in its entirety as follows, and to designate current Section 7.d. as
Section 7.e.

                  The Sub-Adviser acknowledges and agrees that in connection with the exemptions provided under Rules 10f-3(b), 12d3-1, and 17a-10 under the 1940 Act, the Sub-Adviser (i) will not consult with any other sub-adviser of the Series, which is advising the Series, concerning the Sub-Adviser or its affiliated persons'

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                  transactions with the Series in securities or other assets of the Series, and (ii) consistent with the other provisions hereof, the Sub-Adviser is limited to providing investment advice with respect to the Series Account; and

            (3) All other provisions of the Agreement not affected by this Amendment remain in full force and effect.

            (4) To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Amendment shall be administered, construed and enforced according to the laws of the State of Delaware.

            (5) This Amendment may be executed by facsimile and in more than one counterpart, each one of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the undersigned parties have executed this Amendment No. 1 to the Agreement as of the day and year first above written.

                       WT INVESTMENT TRUST I,
                       ON BEHALF OF THE LARGE CAP QUANTITATIVE SERIES, MID CAP QUANTITATIVE SERIES AND SMALL CAP QUANTITATIVE SERIES

                       By: /s/ John R. Giles
                           ----------------------------------
                       Name: John R. Giles
                       Title: Vice President

                       RODNEY SQUARE MANAGEMENT CORPORATION

                       By:  /s/ Robert J. Christian
                           ----------------------------------
                       Name: Robert J. Christian
                       Title: President

                       PARAMETRIC PORTFOLIO ASSOCIATES LLC

                       By: /s/ Aaron Singleton
                           ----------------------------------
                       Name: Aaron Singleton
                       Title: CFO

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